UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a‑12

CERIBELL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required
☐ Fee paid previously with preliminary materials
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Stockholder,

I am pleased to invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of CeriBell, Inc., a Delaware corporation, which will be held on Tuesday, June 10, 2025, at 12:00 p.m. Pacific Time. The Annual Meeting will be conducted virtually via live audio webcast. You can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/CBLL2025. You will be able to submit questions and vote your shares electronically during the Annual Meeting by logging in using the 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials.

The Notice of Annual Meeting of Stockholders and the Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or by mail. If you decide to attend the Annual Meeting online, you will be able to vote electronically or via phone using the 16-digit control number, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your interest in CeriBell, Inc.

Sincerely,

Rebecca (Beckie) Robertson
Chair of the Board of Directors

NOTICE OF THE 2025 ANNUAL MEETING OF STOCKHOLDERS

Meeting Date, Time, and Place

The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of CeriBell, Inc., a Delaware corporation will be held on June 10, 2025, at 12:00 p.m. Pacific Time.

The Annual Meeting will be virtual-only. You can, attend the Annual Meeting, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/CBLL2025. Your 16-digit control number will be included on your proxy card or on the voting instruction form accompanying these proxy materials.

Agenda

1.
Election of two directors named in the Proxy Statement;
2.
Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2025; and
3.
Transaction of other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record Date

You can vote if you were a stockholder of record on April 11, 2025.

Board Recommendations

The Board of Directors recommends that you vote:

•
FOR the election of the director nominees named in Proposal No. 1; and
•
FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm, as described in Proposal No. 2.

Your vote is important. Whether or not you plan to attend the Annual Meeting online, we encourage you to read the accompanying Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”), and submit your proxy as soon as possible using one of the three voting methods described in the “Information About the Proxy Process and Voting” section in the Proxy Statement.

By Order of the Board of Directors,

Xingjuan (Jane) Chao, Ph.D.
President, Chief Executive Officer, and Co-Founder

April 30, 2025
Sunnyvale, California

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2025.

The Proxy Statement and the Annual Report are available on our website at https://investors.ceribell.com and at www.ProxyVote.com.

i

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

JUNE 10, 2025

We have sent you this Proxy Statement and the enclosed proxy card because the Board of Directors (the “Board”) of CeriBell, Inc., a Delaware corporation (referred to herein as the “Company,” “Ceribell,” “we,” “us,” or “our”) is soliciting your proxy to vote at our 2025 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held on Tuesday, June 10, 2025, at 12:00 p.m. Pacific Time. The Annual Meeting will be held online at www.virtualshareholdermeeting.com/CBLL2025.

•
This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
•
The proxy card is the means by which you authorize another person to vote your shares in accordance with your instructions.

Pursuant to “Notice and Access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of April 11, 2025 (the “Record Date”) for the first time on or about April 30, 2025. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees, and their nominees, at our expense, with additional copies of our proxy materials and the Annual Report so that our stockholders of record can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Annual Report is also available in the “Investors—Financial Information—SEC Filings” section of our website at www.ceribell.com.

The only outstanding voting securities of Ceribell are shares of common stock, $0.001 par value per share (the “common stock”), of which there were 36,034,596 shares outstanding as of the Record Date (excluding any treasury shares). The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have made the Proxy Statement and the proxy card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting online to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may complete, sign, and return the proxy card, or follow the instructions below to submit your proxy over the telephone or on the internet.

The Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting, and the accompanying proxy card will be first made available for access on or about April 30, 2025, to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 36,034,596 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Broadridge Corporate Issuer Solutions, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting by attending the Annual Meeting online or you may vote by proxy. Whether or not you plan to attend the Annual Meeting online, we encourage you to fill out and return the proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, custodian, or other similar organization acting as nominee (each, a “broker”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker. The broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.

What am I being asked to vote on?

You are being asked to vote on two proposals:

•
Proposal 1—the election of two Class I directors to hold office until our 2028 annual meeting of stockholders; and
•
Proposal 2—the ratification of the appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the year ending December 31, 2025.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

•
For Proposal 1, you may either vote “For” the nominees to the Board or you may “Withhold” your vote for the nominees.
•
For Proposal 2, you may either vote “For” or “Against” or abstain from voting.

Please note that by casting your vote by proxy, you are authorizing the individuals listed on the proxy card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record

If you are a stockholder of record, you may vote at the Annual Meeting online by logging in at www.virtualshareholdermeeting.com/CBLL2025 and entering the 16-digit control number listed on your proxy card. Alternatively, you may vote by proxy before the Annual Meeting in the following ways:

•
via the internet at www.ProxyVote.com;
•
by telephone by calling 1-800-690-6903; or
•
by signing and returning the proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Whether or not you plan to attend the Annual Meeting online, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting online and vote online. In such case, your previously submitted proxy will be disregarded.

Beneficial Owner

If you are a beneficial owner, you should have received a voting instruction card and voting instructions with these proxy materials from your broker. To ensure your vote is counted, you must complete and mail the voting instruction card. To vote at the Annual Meeting online, you must obtain a valid proxy from your broker. Follow the instructions from your broker included with these proxy materials, or contact your broker to request a proxy form.

Who counts the votes?

A delegate of Broadridge Financial Services, Inc. will serve as the inspector of election (the “Inspector of Election”).

How are votes counted?

Votes will be counted by the Inspector of Election, who will separately count “For” votes for all proposals, and, with respect to Proposal 2, “Against” votes, abstentions, and broker non-votes. In addition, with respect to Proposal 1, the Inspector of Election will count the number of “Withheld” votes and broker non-votes received.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker of the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in “street name,” the beneficial owner of the shares is entitled to give voting instructions to the broker holding the shares. If the beneficial owner does not provide voting instructions, the broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker or other stockholder of record indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares in “street name,” please be sure to instruct your broker how to vote to ensure that your vote is counted on each of the proposals.

Which proposals are considered “routine” or “non-routine?”

Proposal 2, or the ratification of the appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the year ending December 31, 2025, is considered routine under applicable rules. A broker may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2.

Proposal 1, or the election of directors, is considered non-routine under applicable rules. A broker cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

How many votes are needed to approve the proposal?

With respect to Proposal 1, a plurality of the votes cast shall be sufficient to elect a director.

With respect to Proposal 2, the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) is required for approval.

How many votes do I have?

On each proposal, you have one vote for each share of common stock you own as of the Record Date.

What if I return a proxy card but do not make specific choices?

If we receive a signed and dated proxy card that does not specify how your shares are to be voted, your shares will be voted as follows:

•
“For” the election of two nominees for director; and
•
“For” the ratification of the appointment of PricewaterhouseCoopers LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares in his or her discretion.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers, and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers, and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards.

Can I change my vote after submitting my proxy?

Yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy by:

•
submitting another properly completed proxy with a later date;
•
sending a written notice that you are revoking your proxy to our Corporate Secretary at 360 N. Pastoria Avenue, Sunnyvale, California 94085; or
•
attending the Annual Meeting online and voting during the Annual Meeting. Simply attending the Annual Meeting online will not, by itself, revoke your proxy.

If your shares are held by your broker, you should follow the instructions provided by them.

How do I attend the virtual Annual Meeting?

The live audio webcast of the Annual Meeting will begin promptly at 12:00 p.m. Pacific Time on June 10, 2025. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage you to access the meeting in advance of the designated start time.

To attend the Annual Meeting, you will need to log in at www.virtualshareholdermeeting.com/CBLL2025 by using the 16-digit control number listed on your proxy card.

Is technical assistance provided before and during the virtual Annual Meeting?

Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log in page.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 31, 2025, to our Corporate Secretary at 360 N. Pastoria Avenue, Sunnyvale, California 94085; provided, however, that if the date of the annual meeting is more than 30 days from June 10, 2026, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting.

Pursuant to our bylaws, in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must do so between February 10, 2026 and March 12, 2026; provided, however, that if the date of that annual meeting is more than 30 days before or more than 60 days after June 10, 2026, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no later than 60 days prior to the anniversary of the previous year’s annual meeting (no later than April 11, 2026 for the 2026 annual meeting of stockholders). If the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the anniversary of the Annual Meeting, then notice must be provided by the later of 60 days prior to the date of the 2026 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2026 annual meeting of stockholders is first made.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in attendance online or represented by proxy at the Annual Meeting. On the Record Date, there were 36,034,596 shares outstanding and entitled to vote. Accordingly, 18,017,299 shares must be represented by stockholders present at the Annual Meeting online or by proxy to have a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting online. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, in attendance online or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Implications of being an “emerging growth company.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of: (a) the last day of the fiscal year following the fifth anniversary of the consummation of our initial public offering, (b) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (c) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of the second fiscal quarter of such year, or (d) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board currently consists of seven members who are divided into three classes, designated as Class I, Class II, and Class III. Each class has a staggered, three-year term. Class I directors’ terms expire at the Annual Meeting, Class II directors’ terms expire at the 2026 annual meeting of stockholders, and Class III directors’ terms expire at the 2027 annual meeting of stockholders. At each annual meeting of stockholders, directors whose terms are expiring will be succeeded by newly-elected directors, who will serve from the time of their election and qualification until the third subsequent annual meeting of stockholders. Vacancies on the Board may be filled by persons elected by a majority of the remaining directors, and such persons shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until their successors are elected and qualified.

The following table sets forth information with respect to our director nominees and continuing directors, as of April 11, 2025:

		Committee
Name	Age	Audit	Compensation	Nominating and Corporate Governance
Juliet Tammenoms Bakker	63	X	X
Lucian Iancovici, M.D.	43		X	X
Josef Parvizi, M.D., Ph.D.(1)	56
Rebecca (Beckie) Robertson	64	X	X
William W. Burke	65	X		X
Joseph M. Taylor	72			X
Xingjuan (Jane) Chao, Ph.D.(2)	45

(1)
Dr. Parvizi is also the Company’s Co-Founder and Chief Medical Advisor.
(2)
Dr. Chao is also the Company’s President, Chief Executive Officer, and Co-Founder.

The Board has nominated Juliet Tammenoms Bakker and Lucian Iancovici, M.D. to serve as Class I directors until the 2028 annual meeting of stockholders or until their successors are duly elected and qualified. Ms. Tammenoms Bakker and Dr. Iancovici have agreed to serve if elected, and there is no reason to believe that either Ms. Tammenoms Bakker or Dr. Iancovici will be unable to serve.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Ms. Tammenoms Bakker and Dr. Iancovici. In the event that either nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose.

Director Biographies

Brief biographies of our director nominees and continuing directors are set forth below, which include information regarding our directors’ individual experience, qualifications, attributes, and skills that led our Nominating and Corporate Governance Committee (the “Nominating Committee”) and our Board to conclude that they should serve as directors.

Juliet Tammenoms Bakker has served as a member of our Board since April 2021. Ms. Tammenoms Bakker co-founded Longitude Capital, a healthcare venture capital firm, where she has served as a Managing Director since 2006. Previously, Ms. Tammenoms Bakker served as a Managing Director of Pequot Ventures, a venture capital firm, where she founded the life sciences investment practice. Prior to Pequot Ventures, Ms. Tammenoms Bakker was an equity research analyst with Banque Paribas. Ms. Tammenoms Bakker currently serves on the board of directors of RxSight, Inc. and on the boards of directors of multiple privately held healthcare companies. Ms. Tammenoms Bakker previously served on the boards of directors of various other publicly traded companies, including Eargo, Inc., Axonics Modulation Technologies, Inc., and Venus Concept Inc. Ms. Tammenoms Bakker received an M.P.A. from the Harvard Kennedy School and a B.Sc. from the College of Agriculture and Life Sciences at Cornell University. We believe Ms. Tammenoms Bakker is qualified to serve on our Board due to her extensive experience as an investor in medical technology companies and as a member of the boards of directors of multiple companies.

Lucian Iancovici, M.D. has served as a member of our Board since December 2020. Dr. Iancovici is currently a Managing Director with TPG, a private equity investment firm, where he has worked since January 2018. From September 2012 to October 2017, Dr. Iancovici served as the head of the Qualcomm Life Fund, a venture fund focused on investing in digital health technologies. From January 2015 to October 2017, Dr. Iancovici was a general partner at dRx Capital, a joint venture investment company launched by Novartis and Qualcomm. From 2011 to 2012, Dr. Iancovici was an associate at McKinsey & Company. Dr. Iancovici currently serves on the public company board of directors of Rallybio Corp and Sionna Therapeutics, and on the boards of the following private companies: Sling Therapeutics, Ellodi Pharmaceuticals, Anovo, and K2 Medical Research. Dr. Iancovici is a board-certified internal medicine doctor, who trained at Columbia University Medical Center in New York prior to joining McKinsey & Company. Dr. Iancovici received a B.A. in economics and an M.D., both from Tufts University. We believe that Dr. Iancovici is qualified to serve on our Board because of his extensive experience in the venture capital industry, and his medical and scientific background and training.

Josef Parvizi, M.D., Ph.D. has served as a member of our Board since August 2014. Dr. Parvizi is also our Chief Medical Adviser and a co-founder of our Company. Dr. Parvizi previously served as chair of our Board from August 2015 until June 2024. Dr. Parvizi has served as a Professor of Neurology at Stanford University School of Medicine since June 2017, and previously served as an Associate Professor at Stanford University School of Medicine from July 2007 to June 2017. Prior to that, Dr. Parvizi was a Neurology Resident at Harvard Medical School from 2003 until 2006, and an Internal Medicine Intern at the Mayo Clinic from 2002 until 2003. Dr. Parvizi received an M.D. from the University of Oslo, and a Ph.D. in neuroscience from the University of Iowa. We believe that Dr. Parvizi is qualified to serve on our Board due to the valuable expertise and perspective he brings in his capacity as a co-founder and because of his extensive experience and knowledge of neurology and our industry.

Rebecca (Beckie) Robertson has served as a member of our Board since May 2017 and as chair of our Board since June 2024. Ms. Robertson is a founder and General Partner at Versant Ventures, a venture capital firm, where she has specialized in investing in the areas of medical devices and diagnostics since 1999. In addition, through Longridge Business Advisors, she has provided business advisory services and board services since April 2017. Prior to Versant, she served as Senior Vice President at Chiron Diagnostics, a division of Chiron Corporation, a biotechnology company, where she had responsibility for the critical care business unit in addition to leading the division’s business development efforts. Prior to joining Chiron, Ms. Robertson was a co-founder and Vice President at Egis, a consumer products company, and held senior management positions in operations and finance at LifeScan, a former Johnson & Johnson Company. Ms. Robertson serves on the board of directors of Tandem Diabetes Care, Inc., a publicly traded medical device manufacturer. Ms. Robertson received a B.S. in chemical engineering from Cornell University. We believe Ms. Robertson is qualified to serve on our Board because of her experience with numerous companies in the healthcare and medical device industries.

William W. Burke has served as a member of our Board since June 2022. He served as President of Austin Highlands Advisors, LLC, a provider of corporate advisory services, from November 2015 to June 2024. Mr. Burke served as Executive Vice President & Chief Financial Officer of IDEV Technologies, Inc., a peripheral vascular devices company, from November 2009 until the company was acquired by Abbott Laboratories in August 2013. From August 2004 to December 2007, he served as Executive Vice President & Chief Financial Officer of ReAble Therapeutics, Inc., a diversified orthopedic device company which was sold to the Blackstone Group in a going private transaction in 2006 and subsequently merged with DJO Incorporated in November 2007. Mr. Burke remained with ReAble Therapeutics until June 2008. From March 2001 to August 2004, he served as Chief Financial Officer of Cholestech Corporation, a medical diagnostic products company. Mr. Burke has served on the board of directors of numerous public and private companies, including serving as a board chairman and a lead independent director. He currently serves on the board of directors of Nalu Medical, a privately held manufacturer of minimally invasive solutions for patients with chronic neuropathic pain, Adtalem Global Education, a healthcare education company, and Tactile Systems Technology, a medical technology company providing therapies for people with chronic disorders. He previously served on the board of directors of EQ Health Acquisition Corp., Invuity, Inc. (acquired by Stryker Corporation in 2018), LDR Holding Corporation (acquired by Zimmer Biomet in 2016), and Medical Action Industries Inc. (acquired by Owens & Minor in 2014). Mr. Burke received a B.A. in Finance from The University of Texas at Austin and an M.B.A. from The Wharton School of the University of Pennsylvania. We believe Mr. Burke is qualified to serve on our Board because of his significant experience as a senior executive and as a board member of multiple public companies, including growth-oriented medical technology companies. His extensive understanding of culture, financing, and operating strategy enhances the board’s corporate governance and strategy capabilities.

Joseph M. Taylor has served as a member of our Board since May 2017. Mr. Taylor served in various roles at Panasonic Corporation of North America, an electronics company, including most recently as the Chairman and Chief Executive Officer, from September 1983 to April 2017. Mr. Taylor served on the board of the New Jersey Institute of Technology, a public polytechnic university, from June 2014 to June 2022 and has served as an advisory board member of WAVE Equity Partners, a private equity firm, since September 2023. We believe that Mr. Taylor is qualified to serve on our Board due to his extensive experience in leading a large and innovative technology company and experience in corporate governance and business strategy.

Xingjuan (Jane) Chao, Ph.D. has served as a member of our Board since August 2015. Dr. Chao is also a co-founder of our Company and has served as our Chief Executive Officer since October 2015, and as our President since July 2016. Prior to joining Ceribell, Dr. Chao served as Principal Manager of Portfolio Management Strategy at Genentech, Inc., a biotechnology company, from June 2014 until August 2015, and as Senior Strategy Manager at Novartis AG, a pharmaceutical company, from January 2013 until June 2014. Dr. Chao previously served as a management consultant at McKinsey & Company, a consulting company, from July 2007 until January 2013. Dr. Chao served on the board of directors of Magnus Medical, Inc., a medical equipment company, from November 2021 to February 2025. Dr. Chao received a B.S. in chemistry from Peking University and a Ph.D. in biophysics from Cornell University. We believe that Dr. Chao is qualified to serve on our Board due to the valuable expertise and perspective she brings in her capacity as a co-founder and our Chief Executive Officer and because of her extensive experience and knowledge of our industry.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF THE NAMED NOMINEES.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the year ending December 31, 2025, and is seeking ratification of such selection by our stockholders at the Annual Meeting. PwC has audited our financial statements for each of our fiscal years since the fiscal year ended December 31, 2022. Representatives of PwC are expected to be in attendance online at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Although ratification of the Audit Committee’s appointment of PwC is not required, we value the opinions of our stockholders and believe that stockholder ratification is a good corporate governance practice. In the event of a negative vote on this proposal, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

Principal Accountant Fees and Services

The following table represents aggregate fees billed by PwC relating to the fiscal years ended December 31, 2024 and 2023.

	Year Ended December 31,
	2024	2023
	(in thousands)
Audit Fees(1)	$2,462,858	$1,015,616
Audit–Related Fees	50,000	—
Tax Fees	75,000	—
All Other Fees(2)	2,000	4,150
Total Fees	$2,589,858	$1,019,766

(1)
“Audit Fees” consist of fees for professional services provided primarily in connection with the annual audit of our financial statements, quarterly reviews and services associated with SEC registration statements and other documents issued in connection with our initial public offering including comfort letters and consents.
(2)
“All Other Fees” consist of fees billed for an annual subscription to PwC’s accounting literature and tools.

Pre-Approval Policies and Procedures

The Audit Committee’s charter mandates that the Audit Committee or its delegate pre-approve all audit and non-audit services provided by its independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate additional pre-approval policies established by the Audit Committee. In accordance with the charter, the Audit Committee approved all of the audit, audit-related, tax, and other services provided by PwC for 2024 and 2023, including the audit, audit-related, tax, and other services provided by PwC following our initial public offering, and in each case, the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, are periodically reviewed and approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission (the “SEC”), and is not to be incorporated by reference into any filing of CeriBell, Inc. (“Ceribell” or “our”) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at https://investors.ceribell.com/corporate-governance. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Ceribell’s audited financial statements as of and for the year ended December 31, 2024.

The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), Ceribell’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from PwC required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence,” and the Audit Committee has discussed with PwC their independence from the Company and its management. Finally, the Audit Committee discussed with PwC, with and without management present, the scope and results of PwC’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to our Board of Directors that such audited financial statements be included in Ceribell's Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

Audit Committee

William W. Burke, Chair

Juliet Tammenoms Bakker

Rebecca (Beckie) Robertson

CORPORATE GOVERNANCE

Code of Conduct

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all our officers, directors, employees, consultants, agents, and representatives, including our principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The Code of Conduct contains general guidelines for conducting the business of our company consistent with the highest standards of business ethics and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K. In addition, we intend to promptly disclose the nature of any substantive amendment to our Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, and the nature of any waiver, including an implicit waiver, from a provision of our Code of Conduct that is granted to one of these specified officers, the name of such person who is granted the waiver and the date of the waiver on our website in the future. A copy of our Code of Conduct is available on our website at https://investors.ceribell.com/corporate-governance. Reference to our website does not constitute incorporation by reference of the information contained at or available through our website into this Proxy Statement.

Corporate Governance Guidelines

We endeavor to maintain sound corporate governance policies and practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted the Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, and succession planning. A copy of our Corporate Governance Guidelines is available on our website at https://investors.ceribell.com/corporate-governance.

Independence of the Board

As required under the Nasdaq Global Select Market (“Nasdaq”) rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, our Board has determined that all of our directors, other than Dr. Chao and Dr. Parvizi, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Dr. Chao is not considered independent due to her position as our President and Chief Executive Officer. Dr. Parvizi is not considered independent due to his role as a consultant to the Company. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationship exists, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no current family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Each of the Audit Committee, Compensation Committee, and Nominating Committee of our Board is comprised entirely of directors determined by the Board to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of such committees.

Leadership Structure of the Board

Our bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer and to implement a lead director in accordance with its determination regarding which structure would be in the best interests of the Company. Ms. Robertson currently serves as the Chair of the Board. In that role, Ms. Robertson presides over the executive sessions of the Board and serves as a liaison between management and the Board.

Our Board has concluded that our leadership structure is appropriate at this time because it facilitates effective oversight and further strengthens the Board’s independent leadership and commitment to sound governance. This also allows our Chief Executive Officer to focus on the day-to-day business of Ceribell, while allowing the Chair of the Board to lead our Board in its oversight of management. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the strategic risks facing us. Throughout the year, senior management reviews these strategic risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing the management of risks related to accounting matters and financial reporting, company-wide information security risk assessment processes, cybersecurity risk management, and major financial risk exposures. The Audit Committee then reviews these matters with the full Board as part of the Audit Committee’s reports at regular Board meetings. The Audit Committee also approves or disapproves related-party transactions. Our Nominating Committee monitors the effectiveness of our Corporate Governance Guidelines and risks related to environmental, social, and governance issues and oversees management succession planning. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Our Board has the following standing committees: an Audit Committee, a Compensation Committee, and a Nominating Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:

•
appoints our independent registered public accounting firm;
•
evaluates the independent registered public accounting firm’s qualifications, independence, and performance;
•
determines the engagement of the independent registered public accounting firm;
•
reviews and approves the scope of the annual audit and pre-approves the audit and non-audit fees and services;
•
reviews and approves related-party transactions on an ongoing basis;
•
establishes procedures for the receipt, retention, and treatment of any complaints received by us regarding accounting, internal accounting controls, or auditing matters;
•
discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•
approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•
discusses on a periodic basis, or as appropriate, with management our policies and procedures with respect to risk assessment and risk management, including information security, financial, and regulatory compliance related risks;
•
reviews our financial statements and our management’s discussion and analysis of financial condition and results of operations for inclusion in our annual and quarterly reports to be filed with the SEC;
•
reviews our critical accounting policies and estimates;
•
reviews and investigates complaints received by us regarding accounting, internal accounting controls, and auditing matters received through our compliance helpline (and other means) pursuant to our whistleblower policy; and
•
reviews the Audit Committee's charter and performance on an annual basis.

The current members of our Audit Committee are William W. Burke, Juliet Tammenoms Bakker, and Rebecca (Beckie) Robertson. The Chair of the Audit Committee is Mr. Burke. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of Nasdaq and the SEC. Our Board has determined that Mr. Burke is an “audit committee financial expert” as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board has determined that Mr. Burke, Ms. Tammenoms Bakker, and Ms. Robertson are “independent” for audit committee purposes as that term is defined in the applicable rules of Nasdaq and the SEC.

The Audit Committee operates under a written charter that satisfies the applicable standards of Nasdaq and the SEC. A copy of the Audit Committee charter is available to security holders on the Company’s website at https://investors.ceribell.com/corporate-governance.

Compensation Committee

Our Compensation Committee oversees policies relating to compensation and benefits of our officers and employees. Among other matters, the Compensation Committee:

•
reviews and approves or recommends corporate goals and objectives relevant to compensation of our Chief Executive Officer;
•
evaluates the performance of the Chief Executive Officer in light of those goals and objectives and approves, or makes recommendations to the Board regarding, the compensation of the Chief Executive Officer based on such evaluations;
•
reviews and approves, or makes recommendations to our Board regarding, the issuance of stock options and other awards under our stock plans to our Chief Executive Officer, other executive officers, employees, and other service providers;
•
oversees the evaluation of our executive officers (other than our Chief Executive Officer) and, after considering such evaluation, will review and approve, or make recommendations to the Board regarding, the compensation of such executive officers; and
•
reviews the Compensation Committee's charter and performance on an annual basis.

The current members of our Compensation Committee are Rebecca (Beckie) Robertson, Juliet Tammenoms Bakker, and Lucian Iancovici, M.D. The Chair of the Compensation Committee is Ms. Robertson. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The Compensation Committee operates under a written charter that satisfies the applicable standards of Nasdaq and the SEC. A copy of the Compensation Committee charter is available to security holders on the Company’s website at https://investors.ceribell.com/corporate-governance.

The Compensation Committee has retained Radford, which is part of the Rewards Solutions practice at Aon plc (“Radford”), a national executive compensation consulting firm. Radford was engaged to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the Compensation Committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals proposed by management. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Radford addressed each of the six independence factors established by the SEC with the Compensation Committee. Each of the responses affirmed the independence of Radford on executive compensation matters. Based on this assessment, the Compensation Committee determined that the engagement of Radford does not raise any conflicts of interest or similar concerns. In addition, the Compensation Committee evaluated the independence of its other outside advisors to the Compensation Committee, including outside legal counsel, based on the same independence factors and concluded their service does not raise any conflicts of interest.

In addition to advice provided by outside consultants, our executive officers submit proposals to our Compensation Committee regarding our executive and director compensation. Our Chief Executive Officer, Dr. Chao, also serves on our Board. By serving multiple roles, Dr. Chao is uniquely positioned to help the Board and the Compensation Committee in many of its compensation decisions as she possesses detailed knowledge of the issues, opportunities and challenges we face, our business, and our industry, which help her to identify the key performance measures and indicators that may be used in setting incentive-based compensation. In her role as our Chief Executive Officer, Dr. Chao is also close enough to our day-to-day operations to be able to identify key contributors and top performers within the Company, so as to ensure that their compensation accurately reflects their responsibilities, performance, future expectations, and experience levels. While Dr. Chao recuses herself from any Board discussions that involve her own compensation, her recommendations and feedback, along with the feedback and recommendations of our other senior executive officers, are often taken into consideration by the board and the Compensation Committee when setting compensation levels.

Nominating Committee

Our Nominating Committee oversees policies relating to our corporate governance. Among other matters, the Nominating Committee:

•
identifies and recommends candidates for membership on our Board, including the consideration of nominees submitted by stockholders in the same manner as nominees identified by the Nominating Committee;
•
evaluates and makes recommendations regarding the structure, composition, chairperson assignments, and performance of Board committees, including periodic rotation, term limits, and creation or elimination of committees;
•
reviews and recommends our corporate governance guidelines and policies;
•
oversees the process of evaluating the performance of our Board;
•
oversees management succession planning;
•
assists our Board on corporate governance matters, including strategy and risks related to environmental, social, and governance issues; and
•
reviews the Nominating Committee’s charter and performance on an annual basis.

Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating Committee may also consider such other factors as it may deem, from time to time, are in the best interests of our Company and our stockholders. Our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. Although the Nominating Committee may consider whether nominees assist in achieving a mix of Board members that represents a diversity of background and experience, we have no formal policy regarding board diversity.

The current members of our Nominating Committee are Lucian Iancovici, M.D., William W. Burke, and Joseph M. Taylor. The Chair of the Nominating Committee is Dr. Iancovici. Our Board has determined that all members are independent under the Nasdaq listing standards and SEC rules and regulations.

The Nominating Committee operates under a written charter that satisfies the applicable standards of Nasdaq and the SEC. A copy of the Nominating Committee charter is available to security holders on the Company’s website at https://investors.ceribell.com/corporate-governance.

The Nominating Committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices, located at at 360 N. Pastoria Avenue, Sunnyvale, California 94085, not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, 10 days after the date on which public disclosure of the date of such annual meeting was first made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, indirect and direct interests in securities of the Company, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct material interests in any material contract or agreement between the nominating stockholder and any other participants in such solicitation, including all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K, and a completed and signed questionnaire, representation, and agreement of the proposed nominee. Our bylaws also specify further requirements as to the timing, form, and content of a stockholder’s notice. Any stockholder wishing to make a nomination for director should review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary at 360 N. Pastoria Avenue, Sunnyvale, California 94085.

Meetings of the Board, Board and Committee Member Attendance, and Annual Meeting Attendance

Our Board met 13 times during 2024. The Audit Committee met five times. The Compensation Committee met 10 times. The Nominating Committee met two times. During 2024, each Board member attended at least 75% of the meetings of the Board and of the committees of the Board on which he or she served, in each case, to the extent appointed as a Board member at the relevant time of each meeting. While we encourage all of our directors and nominees for director to attend our annual meeting of stockholders, attendance is not mandatory.

Stockholder Communications with the Board

Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of our Corporate Secretary of the Company at 360 N. Pastoria Avenue, Sunnyvale, California 94085, who will forward the communication to our Board.

Compensation Committee Interlocks and Insider Participation

During 2024, our Compensation Committee consisted of Ms. Robertson, Ms. Tammenoms Bakker, and Dr. Iancovici. None of the members of our Compensation Committee during 2024 nor any of the current members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or Compensation Committee.

Clawback Policy

We have adopted the Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) in compliance with Nasdaq listing standards and Section 10D of the Exchange Act effective as of the date of our initial public offering. The Clawback Policy applies to current and former Section 16 officers and requires us, subject to limited exemptions provided by the Nasdaq rules, to recoup incentive-based compensation (as that term is defined in Section 10D of the Exchange Act) erroneously received after the date of our initial public offering and within the three fiscal years preceding the date an accounting restatement is determined to be required. A copy of our Clawback Policy is filed with our Annual Report.

Insider Trading Policy

We have adopted an Insider Trading Compliance Policy and Procedures (the “Insider Trading Policy”), which governs the purchase, sale, and other dispositions of our securities by directors, officers, and employees. Our Insider Trading Policy is designed to promote compliance with insider trading laws, rules, regulations, applicable Nasdaq listing standards, as well as procedures designed to further the foregoing purposes. Our Insider Trading Policy also prohibits covered individuals, including our named executive officers (“NEOs”), from (i) making short sales of our securities, (ii) engaging in transactions in puts, calls or other options or derivative instruments related to our securities, (iii) engaging in any hedging or similar transaction designed to decrease the risks associated with holding our securities, and (iv) purchasing our securities on margin or pledging our securities as collateral. A copy of our Insider Trading Policy is filed with our Annual Report.

Equity Award Timing Policies and Practices

Grants of options to purchase our common stock, including those for our NEOs, are generally based upon a predetermined schedule each year as a part of the annual compensation process, as described in the “Executive Compensation—Equity Compensation” section below. If additional long-term incentive compensation is determined to be appropriate, our Board, Compensation Committee, or applicable designee approves such annual grants of options and/or restricted stock units (“RSUs”) for continuing employees in the first fiscal quarter commensurate with the prescheduled Board and committee meetings.

The grant dates of these options are generally selected so as not to be within a short period of time, as described in the SEC’s Staff Accounting Bulletin 120 (“SAB 120”), prior to the release of material nonpublic information (“MNPI”) such as on Forms 8-K, 10-Q, or 10-K. Grants of options may occur at other times during the year due to business needs, such as for newly hired employees or officers or newly appointed directors. The Board, Compensation Committee, or applicable designee does not anticipate the timing of disclosure of MNPI when determining the timing and terms of such awards, and we do not time the release of MNPI for the purpose of affecting the value of executive compensation. Generally, exercise prices are based on the closing price of the underlying common stock on the grant date, subject to the applicable rules for NSOs and ISOs under the 2024 Incentive Award Plan (the “2024 Plan”). Options granted prior to our initial public offering generally vest monthly and options granted after our initial public offering generally vest quarterly. Vestings are not timed to anticipate the release of MNPI.

There were no grants of options to our NEOs within four business days before or one business day after the release of MNPI on Forms 8-K, 10-Q, or 10-K in 2024. As such, no table of such option grants is presented under Item 402(x) of Regulation S-K.

TRANSACTIONS WITH RELATED PARTIES

Policies and Procedures for Related-Party Transactions

Our Board has adopted a written related-party transaction policy setting forth the policies and procedures for the review and approval or ratification of related-party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000, and a related party had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related party or entities in which the related party has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related party’s interest in the transaction.

We describe below transactions and series of similar transactions, since January 1, 2023, to which we were a party or will be a party, in which:

•
the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and
•
any of our directors, executive officers, or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Director and Executive Officer Compensation

See sections “Executive Compensation” and “Director Compensation” for information regarding compensation of our directors and executive officers.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation—Narrative to 2024 Summary Compensation Table and Outstanding Equity Awards at 2024 Fiscal Year End.”

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines, and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Parvizi Consulting Agreement

We entered into a consulting agreement with Dr. Parvizi on May 7, 2018, and amended the consulting agreement on October 2, 2024 (the “Consulting Agreement”). Pursuant to the Consulting Agreement, Dr. Parvizi was paid $180,600 and $192,450 in 2023 and 2024, respectively, in consideration of his consulting services. Under the Consulting Agreement, Dr. Parvizi has agreed to provide services as our Chief Medical Advisor, providing guidance to Ceribell with respect to medical and scientific issues related to neurology. Dr. Parvizi’s compensation for his consulting services is $450 per hour, up to a total of 36 hours per month, unless additional hours are approved by prior written consent of the Compensation Committee. We have also agreed to reimburse Dr. Parvizi for all reasonable expenses he incurs in performing his service under the Consulting Agreement, provided he receives written consent from an authorized agent of the Company prior to incurring such expenses and submits receipts for such expenses in accordance with our policy and the contract terms. The Consulting Agreement continues until terminated by Ceribell or Dr. Parvizi, and whichever party wishes to terminate must provide three months’ prior written notice to the other party. The Consulting Agreement also provides that Dr. Parvizi may not solicit or attempt to solicit our employees to leave their employment either for Dr. Parvizi or any other person or entity without our prior written consent until 12 months after the termination of the Consulting Agreement for any reason. All consulting services that were transacted prior to October 2024 occurred prior to the adoption of the related-party transaction policy.

DIRECTOR COMPENSATION

For fiscal year 2024, prior to our initial public offering, directors who were executives of the Company were not eligible to receive additional compensation for their services as directors. Notwithstanding the foregoing, in connection with our initial public offering, each non-employee director who (i) had been serving on the Board as of our initial public offering and (ii) continued to serve on the Board following the offering was automatically granted 6,618 RSUs upon the effective date of the Form S-8 in connection with our initial public offering, calculated by dividing $112,500 by $17, the initial public offering price per share of our common stock (the “IPO RSU Grants”). These IPO RSU Grants vest on the earlier of the first anniversary of the date of grant or the date of the next annual stockholder’s meeting, to the extent unvested as of such date, subject to continued service through each applicable vesting date.

Non-Employee Director Compensation Program

Pursuant to our Non-Employee Director Compensation Program, which was effective following our initial public offering, our non-employee directors receive annual cash compensation as follows:

Compensation	Amount
Retainer for each non-employee member of the Board	$40,000
Additional retainer for Chair of the Board	$45,000
Additional retainer for Chair of the Audit Committee	$20,000
Additional retainer for Chair of the Compensation Committee	$15,000
Additional retainer for Chair of the Nominating Committee	$10,000
Additional retainer for non-Chair members of the Audit Committee	$10,000
Additional retainer for non-Chair members of the Compensation Committee	$7,500
Additional retainer for non-Chair members of the Nominating Committee	$5,000

The Board or Compensation Committee may, in its discretion, provide non-employee directors with the opportunity to elect to receive all or part of his or her annual cash retainer in the form of RSUs under our 2024 Plan or any other applicable Company equity incentive plan then-maintained by the Company. Elections to convert all or a portion of the annual cash retainer into RSUs must generally be made on or prior to December 31 of the year prior to the year in which the annual cash retainer is scheduled to be paid, or such other deadline as established by our Board or Compensation Committee. Each individual who first becomes a non-employee director is permitted to elect to convert the annual cash retainer payments scheduled to be paid in the same calendar year into RSUs, provided that the election is made prior to the date the individual becomes a non-employee director. RSUs granted in lieu of all or a portion of the annual cash retainer are fully vested on the date of grant, and have a grant date fair value equal to the amount of the applicable portion of the annual cash retainer.

Under our Non-Employee Director Compensation Program, upon the initial appointment or election of a non-employee director, the director will automatically be granted an award of RSUs with respect to a number of shares of our common stock calculated by dividing $300,000 by the average per share closing trading price of the common stock over the most recent 30 trading days as of the grant date, that vests in equal annual installments over three years, subject to such director continuing in service on the Board through each such vesting date. Additionally, on the date of each annual stockholders meeting, each non-employee director who has been serving on the Board for at least six months prior to such annual meeting and will continue to serve as a director immediately following such annual meeting will automatically be granted an award of RSUs with respect to a number of shares of our common stock calculated by dividing $150,000 by the average per share closing trading price of the common stock over the most recent 30 trading days as of the grant date, that vests in full on the earlier of the first anniversary of the date of grant or the next annual stockholders meeting, subject to the director continuing in service on the Board through such vesting date.

Additionally, our Non-Employee Director Compensation Program provides that non-employee directors may elect to defer all or part of the settlement of RSUs granted to them until the earliest of a fixed date properly elected by the director, the director’s termination of service, or a change in control. In the event of a change in control, all RSUs and other equity-based awards held by any non-employee director will fully vest and, if applicable, become exercisable immediately prior to such change in control.

In addition to the Non-Employee Director Compensation Program, we entered into the Consulting Agreement with Dr. Parvizi. Under the Consulting Agreement, Dr. Parvizi has agreed to provide services as our Chief Medical Advisor, providing guidance to Ceribell with respect to medical and scientific issues related to neurology. Pursuant to the Consulting Agreement, Dr. Parvizi was paid $192,450 in 2024 in consideration of his consulting services. Dr. Parvizi’s compensation for his consulting services is $450 per hour, up to a total of 36 hours per month, unless additional hours are approved by prior written consent of the Compensation Committee. We have also agreed to reimburse Dr. Parvizi for all reasonable expenses he incurs in performing his services under the Consulting Agreement, if he receives written consent from an authorized agent of Ceribell prior to incurring such expenses and submits receipts for such expenses in accordance with our policy and the contract terms.

Director Compensation Table

The following table contains information concerning the compensation of our non-employee directors in fiscal year 2024:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Juliet Tammenoms Bakker	12,813	112,506	—	125,319
William W. Burke	36,984	112,506	—	149,490
Lucian Iancovici, M.D.(3)	—	—	—	—
Josef Parvizi, M.D., Ph.D.	8,913	112,506	192,450	313,869
Rebecca (Beckie) Robertson	44,511	334,856	—	379,367
Joseph M. Taylor	24,027	223,673	—	247,700

(1)
Amounts reflect the full grant-date fair value of stock awards and stock options granted during 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards and option awards made to our directors in Notes 2 and 11 of the financial statements included in our Annual Report.
(2)
Amounts shown for Dr. Parvizi reflect the cash consulting fees paid for consulting services performance in 2024 under the Consulting Agreement.
(3)
Dr. Iancovici is employed by TPG Global, LLC, an affiliate of The Rise Fund Clearthought, L.P., a significant stockholder of the Company, and has elected not to receive compensation for his service on the Board.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2024 by each non-employee director who was serving as of December 31, 2024.

Name	Options Outstanding at Fiscal Year End	Unvested Restricted Shares Outstanding at Fiscal Year End
Juliet Tammenoms Bakker	—	6,618
William W. Burke	57,879	6,618
Lucian Iancovici, M.D.	—	—
Josef Parvizi, M.D., Ph.D.	—	6,618
Rebecca (Beckie) Robertson	83,949	19,021
Joseph M. Taylor	68,254	12,819

EXECUTIVE OFFICERS

The following is biographical information for our executive officers as of April 11, 2025:

Name	Age	Position
Xingjuan (Jane) Chao, Ph.D.	45	President, Chief Executive Officer, Co-Founder, and Director
Scott Blumberg	43	Chief Financial Officer
Joseph S. Manni	51	Chief Revenue Officer
Raymond Woo, Ph.D.	43	Chief Technology Officer

The biographical information of Dr. Chao is included above under “Proposal No. 1 Election of Directors.”

Scott Blumberg has served as our Chief Financial Officer since April 2020. Prior to joining the Company, Mr. Blumberg served as Managing Advisor at Venture Forward Advisory Services, an advisory firm, from June 2014 until December 2020, as Director of Business Development at IDEV Technologies, Inc., a medical device company, from February 2009 until January 2014, as an Analyst at Bay City Capital, an investment firm, from July 2006 until January 2009, and as an Investment Banking Analyst at Bank of America from June 2004 until June 2006. Mr. Blumberg received an A.B. in economics from Dartmouth College.

Joseph S. Manni joined the Company in April 2024 and has served as our Chief Revenue Officer since April 1, 2025. Prior to joining the Company, Mr. Manni held various roles at Omnicell, Inc. from October 2008 until April 2024, including most recently as its Vice President, North America Sales. Mr. Manni also served at several other healthcare companies between 2002 and 2008, including Stinger Medical, Arrow International, and GlaxoSmithKline plc, and has more than 25 years of experience in the healthcare industry. Mr. Manni received a B.A. in sociology and criminal justice from East Stroudsburg University of Pennsylvania.

Raymond Woo, Ph.D. has served as our Chief Technology Officer since February 2017, and previously served as our Vice President of Engineering from June 2016 until February 2017. Prior to joining our Company, Dr. Woo held various roles at OptiMedica Corporation, an ophthalmic device company, from September 2011 until its acquisition by Abbott Medical Optics, Inc. (“Abbott”), a manufacturer of ophthalmic care products, in 2013. Dr. Woo subsequently held various roles at Abbott from August 2013 until May 2016, including most recently as the Global Head, Femtosecond Laser R&D. Previously, Dr. Woo served as Senior Engineer at Exponent Failure Analysis Associates, an engineering and scientific consulting firm, from January 2009 until September 2011. Dr. Woo received a B.S. in electrical engineering and computer science from Duke University and a Ph.D. in electrical engineering from Stanford University.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our executive officers who are named in the “2024 Summary Compensation Table” below. In 2024, our NEOs and their positions were as follows:

•
Xingjuan (Jane) Chao, Ph.D., President, Chief Executive Officer, and Co-Founder;
•
Scott Blumberg, Chief Financial Officer; and
•
Raymond Woo, Ph.D., Chief Technology Officer.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs summarized in this discussion.

As an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Summary Compensation Table

The following table sets forth information concerning the compensation paid by us to our NEOs during fiscal years 2024 and 2023:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total
Xingjuan (Jane) Chao, Ph.D.	2024	494,500	—	—	1,013,233	278,055	—	32,741	1,818,529
President, Chief Executive Officer, and Co-Founder	2023	466,250	—	—	1,630,829	255,300	—	28,343	2,380,722
Scott Blumberg	2024	348,875	—	—	492,410	170,741	—	—	1,012,026
Chief Financial Officer	2023	328,875	—	—	283,085	151,600	—	—	763,560
Raymond Woo, Ph.D.	2024	337,500	—	—	201,222	165,186	—	—	703,908
Chief Technology Officer	2023	318,000	—	—	417,074	146,600	—	—	881,674

(1)
Amounts represent annual bonuses earned by each NEO in 2024 which were paid by us after certification of performance achievement in early 2025. See “2024 Bonuses” below.
(2)
Amounts reflect the full grant-date fair value of stock awards and stock options granted during fiscal year 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock awards and option awards made to executive officers in Notes 2 and 11 to our financial statements included in our Annual Report.
(3)
Amounts in the “All Other Compensation” column for Dr. Chao represent reimbursements by us for car travel in connection with her commute to the company’s headquarters.

Narrative to Summary Compensation Table

Cash Compensation

Annual Base Salaries

The NEOs receive a base salary to compensate them for services rendered to our company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

The annual base salaries for Dr. Chao, Mr. Blumberg, and Dr. Woo for fiscal year 2023 were $475,000, $335,000, and $324,000, respectively. For fiscal year 2024, effective April 1, 2024, the annual base salaries for Dr. Chao, Mr. Blumberg, and Dr. Woo were adjusted to $501,000, $353,500, and $342,000, respectively.

Bonuses

In 2024, each Dr. Chao, Mr. Blumberg, and Dr. Woo were eligible to earn an annual cash bonus targeted at 50%, 40%, and 40% of their respective annual base salaries, respectively. Pursuant to our annual cash bonus program, each NEO was eligible to earn his or her annual cash bonus based on the attainment of pre-established annual Company and individual performance objectives, which were comprised of the Company’s performance against corporate objectives (weighted 100% of Dr. Chao’s and 75% of Mr. Blumberg’s and Dr. Woo’s respective bonus opportunity), including revenue, research and development project milestones, operational excellence metrics, and individual goals (weighted 25% of Mr. Blumberg's and Dr. Woo’s respective bonus opportunity). The actual achieved bonus amount was paid in 2025 based on achievement of company and individual performance objectives. The actual annual cash bonuses awarded to each NEO for 2024 performance are set forth above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

Equity Compensation

Each of our NEOs currently holds outstanding stock option awards granted pursuant to the 2024 Plan.

In 2024, each Dr. Chao, Mr. Blumberg, and Dr. Woo were granted an option to purchase the number of shares as set forth below. The shares subject to the applicable option vest monthly over two years beginning on May 1, 2024, subject to the applicable NEO’s continued service through each applicable vesting date.

Named Executive Officer	Grant Date	Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($)
Xingjuan (Jane) Chao, Ph.D.	4/23/2024	166,536	9.406
Scott Blumberg	4/23/2024	80,933	9.406
Raymond Woo, Ph.D.	4/23/2024	33,073	9.406

Certain stock option awards granted to the NEOs are subject to accelerated vesting upon qualifying termination of employment as set forth in each of their respective employment agreements. For additional information about the accelerated vesting provisions, please see the section titled “Executive Compensation Arrangements—Executive Employment and Severance Arrangements” below.

Other Elements of Compensation

Retirement Plans

We currently maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code of 1986, as amended (the “Code”) allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We did not make any matching contributions on behalf of our executive officers in 2024, but in February 2025, we approved a matching contribution up to a specified percentage of the employee contributions. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.

Employee Benefits and Perquisites

Health/Welfare Plans. All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including:

•
medical, dental, and vision benefits;
•
medical and dependent care flexible spending accounts;
•
short-term and long-term disability insurance; and
•
life insurance.

We believe the employee benefits described above are necessary and appropriate to provide a competitive compensation package to our NEOs.

Perquisites. We determine whether to provide perquisites on a case-by-case basis and will provide a perquisite to a NEO when we believe it is necessary to attract or retain the NEO. We did not provide any perquisites to our NEOs in 2024 other than for Dr. Chao, our Chief Executive Officer, who received reimbursements for car travel in connection with her commute to our headquarters.

No Tax Gross-Ups

We do not make gross-up payments to cover our NEOs’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our Company.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2024.

		Option Awards
Name	Vesting Commencement Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Xingjuan (Jane) Chao, Ph.D.	11/7/2015(2)	48,871	—	0.39	11/10/25
	6/11/2019(2)	44,724	—	2.24	6/10/2029
	6/11/2019(2)	152,551	—	2.24	6/10/2029
	6/10/2021	246,837	35,263	3.65	6/10/2031
	4/1/2023	124,513	174,319	4.70	2/16/2033
	4/1/2023(3)	202,333	40,468	4.70	2/16/2033
	4/1/2024(3)	55,512	111,024	9.41	4/23/2034
Scott Blumberg	4/8/2020(2)	91,466	—	2.26	6/5/2030
	6/10/2021	24,431	4,864	3.65	6/10/2031
	1/1/21(2)	21,727	—	3.65	12/2/2031
	4/1/2023	26,588	37,224	4.70	2/16/2033
	4/1/2024(3)	26,977	53,956	9.41	4/23/2034
Raymond Woo, Ph.D.	6/11/19(2)	41,634	—	2.24	6/10/2029
	6/10/21	51,070	7,295	3.65	6/10/2031
	4/1/2023	24,966	34,955	4.70	2/16/2033
	4/1/2023(3)	72,048	6,550	4.70	2/16/2033
	4/1/2024(3)	11,024	22,049	9.41	4/23/2034

(1)
Unless otherwise indicated, the stock option vests and becomes exercisable as to 1/48th of the total number of shares underlying the stock option on each of the first 48 monthly anniversaries of the applicable vesting commencement date, subject to applicable NEO’s continued service through the applicable vesting date.
(2)
The stock option is fully vested.
(3)
The stock option vests and becomes exercisable as to 1/24th of the total number of shares underlying the stock option on each of the first 24 monthly anniversaries of the vesting commencement date, subject to the applicable NEO’s continued service through the applicable vesting date.

Executive Compensation Arrangements

Executive Employment and Severance Arrangements

Each of our NEOs is party to an employment agreement that provides for position, salary, target bonus and equity grants. In connection with our initial public offering, each of our NEOs entered into a change in control and severance agreement with the Company, and superseded any severance entitlements in any prior change in control agreements, employment agreements, or offer letters.

Pursuant to the change in control and severance agreements with each of our NEOs, if the NEO’s employment is terminated by us without “cause” or due to his or her resignation for “good reason” outside the period commencing three months preceding and ending 12 months following the consummation of a “change in control” (such period, the “Change in Control Period”) (each such term, as defined in the change in control and severance agreement), then, subject to the NEO’s timely execution and non-revocation of a general release of claims and continued compliance with restrictive covenants, he or she will be eligible to receive (i) continuing payments of base salary for 18 months for Dr. Chao, six months for other NEOs if they are employed for less than one year at the date of termination, or 12 months for the other NEOs if they are employed for one year or more at the date of termination, payable in accordance with our regular payroll procedures, and (ii) COBRA reimbursements for 18 months for Dr. Chao, six months for the other NEOs if they are employed for less than one year at the date of termination, or 12 months for the other NEOs if they are employed for one year or more at the date of termination.

Pursuant to the change in control and severance agreements, if the NEO’s employment is terminated by us without “cause” or due to his or her resignation for “good reason” during the Change in Control Period, then, subject to the NEO’s timely execution and non-revocation of a general release of claims and continued compliance with restrictive covenants, he or she will be eligible to receive (i) continuing payments of base salary for 18 months for Dr. Chao and 12 months for each other NEO from the date of such termination, payable in accordance with our regular payroll procedures, (ii) accelerated vesting as to 100% of his or her then-outstanding unvested equity awards (excluding any performance-based equity awards), (iii) a lump sum cash payment equal to one and a half times for Dr. Chao and one time for each other NEO the applicable target annual performance bonus, and (iv) COBRA reimbursements for 18 months for Dr. Chao and 12 months for each other NEO.

Pursuant to the change in control and severance agreements, in the event that any amounts payable to a NEO are subject to an excise tax pursuant to Section 280G or Section 4999 of the Code, the NEO will receive either (i) the full amount of such payments, or (ii) such payments reduced to the least extent necessary to prevent the application of such excise tax, whichever will result in the greatest after tax benefit to the NEO.

The change in control and severance agreements require the NEO to continue to abide by our standard confidential information and invention assignment agreement and a non-disparagement restrictive covenant in order to receive the severance benefits set forth above.

Equity Compensation Plans

The following table provides certain information as of December 31, 2024, with respect to all of our equity compensation plans in effect on that date:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity Compensation Plans Approved by Stockholders(2)(3)(4)	6,145,880	$6.65	4,416,309
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	6,145,880	$6.65	4,416,309

(1)
The weighted average exercise price represents the weighted average exercise price of outstanding options. The weighted average exercise price does not take into account shares issuable upon vesting of outstanding RSUs, which have no exercise price.
(2)
Consists of the 2014 Stock Incentive Plan, the 2024 Equity Incentive Plan, the 2024 Plan, and the 2024 Employee Stock Purchase Plan (the “ESPP”).
(3)
The 2024 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2025 and ending in 2034 equal to the lesser of (A) five percent of the shares of stock outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 31,128,405 shares of stock may be issued upon the exercise of incentive stock options.
(4)
The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2025 and ending in 2034 equal to the lesser of (A) one percent of the shares of stock outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, no more than 5,836,576 shares of stock may be issued under the ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of April 11, 2025 for:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•
each of our directors, director nominees, and NEOs individually; and
•
all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 11, 2025, or issuable pursuant to RSUs, which are subject to vesting and settlement conditions expected to occur within 60 days of April 11, 2025, are deemed to be outstanding and to be beneficially owned by the person holding the stock options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 36,034,596 shares of our common stock issued and outstanding on April 11, 2025. The table below does not reflect ownership of outstanding shares of our non-voting common stock. This table is based upon information supplied by officers, directors, principal stockholders, and Schedules 13D and Schedules 13G, if any, filed with the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o CeriBell, Inc., 360 N. Pastoria Avenue, Sunnyvale, California 94085.

	Beneficial Ownership
Name of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
5% and Greater Stockholders:
Entities affiliated with FMR LLC(1)	4,541,566	—	4,541,566	12.6%
Entities affiliated with The Rise Fund Clearthought L.P.(2)	3,967,422	—	3,967,422	11.0%
Entities affiliated with Longitude Venture Partners IV, L.P.(3)	2,475,110	—	2,475,110	6.9%
Entities affiliated with The Global Value Investment Portfolio Management Pte Ltd.(4)	2,368,345	—	2,368,345	6.6%
Entities affiliated with Red Tree Venture Fund, L.P.(5)	2,205,661	—	2,205,661	6.1%
Entities affiliated ABG WTT-Ceribell Limited(6)	2,176,202	—	2,176,202	6.0%
Named Executive Officers and Directors:
Xingjuan (Jane) Chao, Ph.D.(7)	1,030,289	1,030,060	2,060,349	5.6%
Scott Blumberg(8)	89,366	218,751	308,117	*
Raymond Woo, Ph.D.(9)	464,871	230,345	695,216	1.9%
Josef Parvizi, M.D., Ph.D.(10)	2,084,205	6,618	2,090,823	5.8%
Juliet Tammenoms Bakker (3)	2,475,110	6,618	2,481,728	6.9%
William W. Burke(11)	1,945	51,456	53,401	*
Lucian Iancovici, M.D.	—	—	—	—
Rebecca (Beckie) Robertson(12)	1,653	91,394	93,047	*
Joseph M. Taylor(13)	45,033	73,664	118,697	*
All directors and executive officers as a group (10 persons)(14)	5,823,384	1,759,975	7,583,359	20.1%

* Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)
Based solely on information contained in the Schedule 13G filed with the SEC on November 7, 2024 by FMR LLC and Abigail P. Johnson, reporting ownership as of October 31, 2024. FMR LLC has sole voting and dispositive power with respect to 4,541,566 shares of common stock and reflects securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC and certain of its subsidiaries and affiliates, including FIAM LLC IA, Fidelity Institutional Asset Management Trust Company BK, Fidelity Management & Research Company LLC * IA, Fidelity Management Trust Company BK, and Abigail P. Johnson, a Director, the Chairman and the Chief Executive Officer of FMR LLC and certain members of the Johnson family. The principal address for the FMR LLC entities is 245 Summer Street, Boston, MA 02210.
(2)
Based solely on information contained in the Schedule 13G filed with the SEC on February 13, 2025 by TPG GP A, LLC (“TPA GP A”), James G. Coulter, and Jon Winkelried, reporting ownership as of December 31, 2024. TPG GP A has shared voting and dispositive power with respect to 3,967,422 shares of common stock. The general partner of Rise Clearthought is The Rise Fund GenPar, L.P., whose general partner is The Rise Fund GenPar Advisors, LLC. TPG GP A is the managing member of TPG Group Holdings (SBS) Advisors, LLC, which is the general partner of TPG Group Holdings (SBS), L.P., which holds 100% of the shares of Class B common stock (which represents a majority of the combined voting power of the common stock) of TPG Inc. (“TPG”), which is the controlling shareholder of TPG GP Co, LLC, TPG Holdings II-A, LLC, which is the general partner of TPG Operating Group II, L.P., which is the managing member of TPG Holdings I-A, LLC, which is the general partner of TPG Operating Group I, L.P., which is the sole member of The Rise Fund GenPar Advisors, LLC. Because of TPG GP A’s relationship with Rise Clearthought, TPG GP A may be deemed to beneficially own the shares held by Rise Clearthought. TPG GP A is controlled by entities owned by Messrs. David Bonderman, James Coulter, and Jon Winkelried (the “Control Group”). Because of the relationship of the Control Group to TPG GP A, each of them may be deemed to beneficially own the shares held by the Rise Clearthought. Each member of the Control Group disclaims beneficial ownership of the shares held by Rise Clearthought except to the extent of their pecuniary interest therein. The principal address for The Rise Fund Clearthought L.P. entities is 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(3)
Based solely on information contained in the Schedule 13D filed with the SEC on October 22, 2024 by Longitude Capital Partners IV, LLC (“LCPIV”), Longitude Venture Partners IV, L.P. (“LVPIV”), Patrick G. Enright, and Juliet Tammenoms Bakker, reporting ownership as of October 15, 2024. LVPIV had shared voting and dispositive power with respect to 2,475,110 shares of common stock. LCPIV is the general partner of LVPIV, and may be deemed to have voting, investment, and dispositive power over the securities held by LVPIV. Mr. Enright and Ms. Tammenoms Bakker, a member of our Board, are managing members of LCPIV, and may be deemed to share voting, investment, and dispositive power over the securities held by LVPIV. Each of LCPIV, Mr. Enright, and Ms. Tammenoms Bakker disclaims beneficial ownership of such securities, except to the extent of their respective pecuniary interests therein. The principal address for these entities is 2740 Sand Hill Road, 2nd Floor, Menlo Park, CA 94025.
(4)
Based solely on information contained in the Schedule 13G filed with the SEC on February 20, 2025 by The Global Value Investment Portfolio Management Ptd Ltd (“GVIP Management”), u.life fund, VGIP Ventures SPC-SP3 (“GVIP”), and Caroline Kwong, reporting ownership as of December 31, 2024. GVIP has shared voting and dispositive power with respect to 2,368,345 shares of common stock, consisting of 2,350,936 shares of common stock held by u.life fund and 17,409 shares of common stock held by GVIP. GVIP Management has voting control of u.life fund and GVIP. Caroline Kwong is the Managing Director of GVIP Management. Ms. Kwong disclaims beneficial ownership of such shares held by u.life fund and GVIP. The principal address for the GVIP Management entities is Level 19, Singapore Land Tower, 50 Raffles Place, Singapore 048623.
(5)
Based solely on information contained in the Schedule 13G filed with the SEC on February 14, 2025 by Red Tree GP, LLC, Red Tree Venture Fund, L.P. (“Red Tree Fund I”), Red Tree Venture Fund SPV II, LLC (“Red Tree SPV II”), and Heath Lukatch, reporting ownership as of December 31, 2024. Red Tree GP, LLC had shared voting power and shared dispositive power with respect to 2,206,661shares of common stock consisting of f (i) 2,031,565 shares of common stock directly held by Red Tree Fund I, and (ii) 174,096 shares of common stock directly held by Red Tree SPV II. Red Tree GP, L.P. (“Red Tree GP I”) is the general partner of Red Tree Fund I and Red Tree SPV II, and may be deemed to have sole voting and dispositive power over the shares held by Red Tree Fund I and Red Tree SPV II. Red Tree GP I and Mr. Lukatch, the Managing Director of Red Tree GP I, who may be deemed to share voting and dispositive power over the reported securities, disclaim beneficial ownership of the reported securities held by Red Tree Fund I and Red Tree SPV II, except to the extent of any pecuniary interest therein. The principal address for these entities is 2055 Woodside Road, Suite 270, Redwood City, CA 94061.
(6)
Consists of 2,176,202 shares of common stock held by ABG WTT-Ceribell Limited, which is 100% owned by Ally Bridge Group-WTT Global Life Science Capital Partners, L.P. (“ABG-WTT Fund”), and Ally Bridge Group Global Life Science Capital Partners V, L.P. (“ABG V”). Fan Yu is the director of the entities that respectively act as the general partner of ABG-WTT Fund and ABG V. The registered address of ABG WTT-Ceribell Limited is the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(7)
Consists of (i) 661,201 shares of common stock held by Dr. Chao, (ii) 1,030,060 shares of common stock subject to options exercisable within 60 days of April 11, 2025 held by Dr. Chao, and (iii) 369,088 shares of common stock held by the ACP 2021 Trust. Dr. Chao is a co-trustee of the ACP 2021 Trust, and therefore may be deemed to share beneficial ownership of the securities held by such trust.
(8)
Consists of (i) 89,366 shares of common stock, and (ii) 218,751 shares of common stock subject to options exercisable within 60 days of April 11, 2025.
(9)
Consists of (i) 464,871 shares of common stock, and (ii) 230,345 shares of common stock subject to options exercisable within 60 days of April 11, 2025.
(10)
Consists of (i) 807,206 shares of common stock held by Josef Parvizi, Trustee of the Josef Parvizi Trust dated October 29, 2021 (the “Parvizi Trust”), (ii) 6,618 shares of common stock underlying RSUs that will vest 60 days of April 11, 2025 held by Josef Parvizi, Trustee of the Parvizi Trust, (iii) 907,911 shares of common stock held by the Innovation ACP Trust, and (iv) 369,088 shares of common stock held by the ACP 2021 Trust. Dr. Parvizi is a co-trustee of the Innovation ACP Trust and the ACP 2021 Trust, and therefore may be deemed to share beneficial ownership of the securities held by such trusts.
(11)
Consists of (i) 1,945 shares of common stock, and (ii) 44,838 shares of common stock subject to options exercisable and 6,618 shares of common stock underlying RSUs that will vest within 60 days of April 11, 2025.
(12)
Consists of (i) 1,653 shares of common stock, (ii) 83,949 shares of common stock underlying options exercisable within 60 days of April 11, 2025, and (iii) 7,445 shares of common stock underlying RSUs that will vest within 60 days of April 11, 2025.
(13)
Consists of (i) 45,033 shares of common stock, (ii) 66,632 shares of common stock underlying options exercisable within 60 days of April 11, 2025, and (iii) 7,032 shares of common stock underlying RSUs that will vest within 60 days of April 11, 2025.
(14)
Consists of (i) 5,823,384 shares owned by our current directors and executive officers as a group, without duplication, (ii) 1,725,644 shares of common stock underlying options exercisable within 60 days of April 11, 2025, and (iii) 34,331 shares of common stock underlying RSUs that will vest within 60 days of April 11, 2025.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements applicable to our officers, directors, and greater than 10% beneficial owners were complied with during the year ended December 31, 2024.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Ceribell stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and Annual Report, you may notify your broker or direct your written request to our Corporate Secretary at 360 N. Pastoria Avenue, Sunnyvale, California 94085. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker or the Company at 360 N. Pastoria Avenue, Sunnyvale, California 94085 or (800) 436-0826. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report, Proxy Statement, proxy card, or Notice of Internet Availability to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report with the SEC. It is available free of charge on the SEC’s website at www.sec.gov. Upon written request by a stockholder of Ceribell, we will mail, without charge, a copy of our Annual Report, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report. Exhibits to the Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to our Corporate Secretary at 360 N. Pastoria Avenue, Sunnyvale, California 94085.

By Order of the Board of Directors,

Xingjuan (Jane) Chao, Ph.D.
President, Chief Executive Officer, and Co-Founder

April 30, 2025

ceribell®

CERIBELL, INC.
360 N. PASTORIA AVE.
SUNNYVALE, CA 94085

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CBLL2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V68251-P30533 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CERIBELL, INC.

The Board of Directors recommends you vote FOR all the listed nominees in Proposal 1 and FOR Proposal 2.

1. Election of Directors

Nominees:	**For**	**Withhold**
1a. Juliet Tammenoms Bakker	☐	☐
1b. Lucian Iancovici, M.D.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V68252-P30533

CERIBELL, INC.
Annual Meeting of Stockholders
June 10, 2025 12:00 pm Pacific Time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Louisa Daniels and Scott Blumberg, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) Stock of CERIBELL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 12:00 pm Pacific Time, on June 10, 2025, virtually at www.virtualshareholdermeeting.com/CBLL2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side